Calculation of Filing Fee Tables F-3 (Form Type) Prenetics Global Limited (Exact Name of Registrant as Specified in its Charter) Table 1: Newly Registered Securities Security Type Security Class Title Amount to be Registered (1) Proposed Maximum Offering Price Per Unit Maximum Aggregate Offering Price Fee Rate Amount of Registration Fee Equity Class A Ordinary Shares, par value US$0.0015 per share 1,481,482 $4.38 $6,488,891.16 (3) $147.60 per $1,000,000 $957.76 (4) - - - - - - - Total Offering Amounts $6,488,891.16 $ 957.76 Total Fees Previously Paid N/A N/A Total Fee Offsets N/A N/A Net Fee Due $ 957.76 (1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), includes an indeterminable number of additional Class A ordinary shares of Prenetics Global Limited (the “Company”), par value $0.0015 per share (“Class A Ordinary Shares”), that may be issued to prevent dilution from share splits, share dividends or similar transactions that could affect the Class A Ordinary Shares to be offered by the selling securityholders. (2) The number of Class A Ordinary Shares being registered for resale by the selling securityholders identified in this registration statement represents the sum of (i) 962,963 Class A Ordinary Shares issued to Lo Yuk Ming Dennis in connection with the Insighta Joint Venture (as defined in the prospectus), and (ii) 518,519 Class A Ordinary Shares issued to the AC- Tech Investment Limited in connection with the Insighta Joint Venture. (3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The maximum price per share and maximum aggregate offering price are based on the average of the high and low sale prices of the ordinary shares as reported on the Nasdaq Global Market on January 10, 2024, which date is within five business days prior to filing this registration statement. (4) The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act on the basis of the maximum aggregate offering price of the securities listed.